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                                                                    EXHIBIT 23.4


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Directors of Glenayre Technologies, Inc.

We consent to the incorporation by reference in Glenayre Technologies, Inc.'s Post-Effective Amendment to the Registration Statement with respect to the acquisition by Glenayre Technologies, Inc. of Western Multiplex Corporation on Form S-4 of our report dated April 21, 1993 appearing in the Annual Report on Form 10-K of Glenayre Technologies, Inc. for the year ended December 31, 1994.


GRANT THORNTON
Chartered Accountants
Vancouver, Canada

March 23, 1996